BUFFETS, INC.
                             1995 STOCK OPTION PLAN
                              (as amended May 1998)


                  1. PURPOSE OF PLAN. The purpose of this Buffets, Inc. 1995 Stock Option Plan (the "Plan"), is to promote the interests of Buffets, Inc., a Minnesota corporation (the "Company"), and its shareholders by providing key employees of the Company and its subsidiaries, if any, with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

                  2. ADMINISTRATION OF PLAN. This Plan shall be administered by a committee of three or more persons (the "Committee") appointed by the Company's board of directors (the "Board"). No person shall serve as a member of the Committee unless such person shall be a "disinterested person" as that term is defined in Regulation 16b-3(c)(2)(i), promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder or any related Limited Right, as hereinafter defined, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders, employees and optionees. To the full extent permitted by law, no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option or Limited Right granted hereunder.

                  It is intended that this Plan and all options granted pursuant to it shall be administered by the Committee so as to permit this Plan and options to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any option would otherwise frustrate or conflict with the intent expressed in this paragraph 2, that provision, to the extent possible, shall be interpreted and deemed amended in the manner and to the extent determined by the Committee to be advisable so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to employees receiving options who are then subject to the reporting requirements of Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

                  3. SHARES SUBJECT TO PLAN. The shares that may be made subject to options granted under this Plan shall be authorized but previously unissued shares of Common Stock (the "Common Shares") of the Company, of the par value of $.01 per share, and they shall not exceed 2,500,000 in the aggregate, except that, if any option lapses or terminates for any reason before such option or the related Limited Rights, if any, have been completely exercised, the shares covered by the unexercised portion of such option may again be made subject to options and Limited Rights granted under this Plan. Appropriate adjustments in the number of shares and in the option price per share may be made by the Committee in its sole discretion to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

                  4. ELIGIBLE EMPLOYEES. Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof, who is not, on the date of grant, a member of the Committee.

                  5.      GRANTING  OF  OPTIONS.   Subject  to  the  terms  and
conditions of this Plan, the Committee may, from time to time prior to March 31, 2005, grant to such eligible employees as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine. No eligible employee may receive options to purchase more than 100,000 Common Shares in the aggregate in any single year under this Plan.

                  In determining the employees to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or any amendment thereto (the "Code")) or a nonstatutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and nonstatutory stock options to the same individual. However, where both an incentive stock option and a nonstatutory stock option are awarded at one time, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other such option.

                  6. OPTION PRICE. Subject to paragraph 8 of the Plan, the purchase price of each Common Share subject to an option shall be fixed by the Committee and shall be not less than 85% of the Fair Market Value (as defined below) of a Common Share on the date of grant.

                  For purposes of this Plan, the "Fair Market Value" of any share of capital stock of any company (including a Common Share of the Company) at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing price of such share on the date immediately preceding such date or, if no sale of shares of such Capital Stock shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the composite tape for New York Stock Exchange listed shares or, if such shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934, as amended, on which the shares are listed, or, if such shares are not listed on any such exchange, on The Nasdaq Stock Market or, if such shares are not quoted on The Nasdaq Stock Market, the mean between the closing "bid" and the closing "asked" quotation of such a share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, provided that if the shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

                  7.       OPTION PERIOD.

                  (a) No option may be exercised less than twelve months after the date it is granted except upon the occurrence of the disability of the holder of the option while employed by the Company or a parent or subsidiary thereof, or the death of the holder while so employed or within three (3) months after the termination of such employment, or upon a Change in Control as defined in paragraph 11(b) of this Plan, or pursuant to paragraph 12(b) of this Plan. In addition, no option may be exercised prior to such time, if any, as the shareholders of the Company shall have approved this Plan at a duly held shareholders' meeting of the Company and a registration statement covering the Common Shares for which the option may be exercised shall have become effective under the Federal Securities Act of 1933, as amended ("Shareholder Approval and Registration"). Subject to the foregoing limitations, each option agreement provided for in paragraph 17 hereof shall specify when the option shall become exercisable.

                  (b) Subject to paragraph 8 of this Plan, each option granted under this Plan and all rights to purchase shares thereunder shall cease on the earliest of:

                           (i) Ten years  after the date such  option is granted
                  or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

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

                           (ii) The expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 10(b) or 10(c), whichever is applicable;

                           (iii) December 31, 1995, in the event that the shareholders of the Company shall not have approved this Plan prior to that date at a duly held shareholders' meeting; or

                           (iv)  The  date,  if  any,  fixed  for   cancellation
pursuant to paragraph 12(b) of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

                  8. INCENTIVE STOCK OPTIONS. Should the Committee choose to grant an incentive stock option, such option will be subject to the general provisions applicable to all options granted under this Plan. In addition, the incentive stock option shall be subject to the following specific provisions:

                  (a) The purchase price of each Common Share covered by the incentive stock option shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant;

                  (b) At the time the incentive stock option is granted, if the eligible employee owns, or is deemed under Section 425(d) of the Code to own, stock of the Company (or of any parent or subsidiary of the Company) possessing more than ten percent (10%) of the total combined voting power of all classes of stock therein:

                           (i) The purchase  price of each Common Share  covered
                  by the incentive stock option shall not be less than 110% of the Fair Market Value of a Common Share on the date of grant; and

                           (ii) The term of the incentive stock option shall not
                  be greater than five years from the date of grant;

                  (c) The incentive stock option holder must remain continuously employed by the Company, its parent or any subsidiary of the Company from the date of the grant until the effective date of exercise, unless such exercise occurs within the grace period, if any, allowed under paragraph 10 following termination of employment;

                  (d) The aggregate Fair Market Value, determined at the time the option is granted, of the Common Shares with respect to which incentive stock options held by such individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the option holder's employer corporation, and its parent corporations and subsidiaries) shall not exceed $100,000; and

                  (e) Any Common Shares received pursuant to the exercise of an incentive stock option may not be sold within two years from the date of the grant, nor within one year from the date of exercise.

                  If any option is not granted, exercised, or held in accordance with the provisions set forth above in this paragraph 8, it will be considered to be a nonstatutory stock option to the extent that it is in conflict with these provisions.

                  9. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Secretary, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares. No shares

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

shall be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a shareholder except as to shares issued to such individual.

                  10.      TRANSFERABILITY AND TERMINATION OF OPTIONS.

                  (a) During the lifetime of an individual to whom an option is granted, only such individual or his or her guardian or legal representative may exercise the option. No option shall be assignable or transferable by the individual to whom it is granted otherwise than by will or the laws of descent and distribution.

                  (b) During the lifetime of an optionee, an option may be exercised only while the optionee is an employee of the Company or of a parent or subsidiary thereof, and only if such individual has been continuously so employed since the date the option was granted, except that, (i) as to any individual who has been continuously employed by the Company (or a parent or subsidiary thereof) for at least twelve full calendar months following the grant of the option, such individual may exercise the option within three (3) months after termination of such individual's employment to the extent that the option was exercisable immediately prior to such individual's termination of employment, (ii) in the case of an employee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, such individual or his or her legal representative may exercise the option within one year after termination of such individual's employment, (iii) as to any individual whose termination of employment occurs following a Change of Control as defined in paragraph 11(b) of this Plan, such individual may exercise the option within three (3) months after termination, and (iv) as to any individual whose termination occurs following a declaration pursuant to paragraph 12(b) of this Plan, such individual may exercise the option at any time permitted by such declaration.

                  (c) An option may be exercised after the death of the individual to whom it was granted, by such individual's legal representatives, heirs or legatees, but only within one year after the death of such individual.

                  (d) In the event of the disability (within the meaning of Section 22(c)(3) of the Code) or death of an employee holding an outstanding option, any option held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full if Shareholder Approval and Registration have been completed, and the disabled or deceased individual shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three
(3) months prior to such death. If Shareholder Approval and Registration are completed after such date of death or disability but prior to the expiration of the option under paragraph 7(b), the option shall become immediately exercisable in full upon such completion of Shareholder Approval and Registration.

                  11.      CHANGE IN CONTROL.

                  (a) Subject to paragraph 11(c), but anything else to the contrary in this Plan notwithstanding, in the event of a "Change in Control" of the Company, as defined in paragraph 11(b), an option held by a person under this Plan that shall not have expired shall become immediately exercisable in full, provided Shareholder Approval and Registration shall have been completed prior to exercise of the option.

                  (b) A "Change in Control", for purposes of this Plan, means:

                           (i) A majority of the  directors of the Company shall
                  be persons other than persons:

                                    (A) for whose  election  proxies  shall have
                           been solicited by the Board of Directors of the Company, or

                                    (B)  who  are  then   serving  as  directors
                           appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships;

                           (ii) 30% or more of the  outstanding  voting stock of
                  the Company shall have been acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or

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

                  any successor rule thereto) by any person (other than the Company, a subsidiary of the Company or the person holding the option) or group of persons (which group does not include the person holding the option) acting in concert; or

                           (iii) The  shareholders  of the  Company  shall  have
approved a definitive agreement or plan to

                                    (A) merge or consolidate the Company with or
                           into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (a) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property or (b) all holders of outstanding voting stock of the Company (other than fractional shares) immediately prior to the merger have substantially the same proportionate ownership of the voting stock of the Company or of its parent corporation immediately after the merger);

                                    (B)   exchange,   pursuant  to  a  statutory
                           exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities or other property;

                                    (C)     sell or otherwise  dispose of all or
                           substantially all of the assets of the Company (in one transaction or a series of transactions); or

                                    (D)     liquidate or dissolve the Company;

                  provided, however, that if the transaction contemplated by such definitive agreement or plan approved by the shareholders of the Company is not actually consummated, a Change in Control shall retroactively be deemed not to have occurred and the acceleration of the exercise dates of options pursuant to paragraph 11(a) shall be deemed null and void;

unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its parent corporation (in the case of a statutory share exchange) is beneficially owned by the person holding the option or a group of persons that includes the person holding the option acting in concert.

                  (c) Notwithstanding paragraph 11(a) above, if the exercise of any option or Limited Right (as defined in paragraph 13) granted to an employee under this Plan, either alone or together with other payments in the nature of compensation to such employee which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under Section 4999 (or successor provisions) of the Code or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Section 1504 (or successor provisions) of the Code), or other person making such payments as a result of
Section 280G (or successor provisions) of the Code, such option, Limited Right and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount that will result in no portion thereof being subject to an excise tax or being not deductible. For such purposes:

                           (i) No portion of payments  the receipt or  enjoyment
                  of which an employee shall have effectively waived in writing prior to the date of issuance of stock or distribution of a payment hereunder shall be taken into account;

                           (ii) No portion of such option, Limited Right, benefits and other payments shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the employee, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) (or successor provisions) of the Code;


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

                           (iii) Such  options,  Limited  Rights,  benefits  and
                  other payments shall be reduced only to the extent necessary so that the total of such payments (other than those referred to in clause (i) or (ii)) in their entirety constitute reasonable compensation for services rendered within the meaning of Section 280G(b)(4) (or successor provisions) of the Code, in the opinion of the tax counsel referred to in clause
                  (ii), and

                           (iv) The value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) (or successor provisions) of the Code.

Any option or Limited Right not exercised or paid as a result of this paragraph 11(c), or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect subject to the other terms and provisions of this Plan.

                  12. DISSOLUTION, LIQUIDATION, MERGER. In the event of the proposed dissolution or liquidation of the Company or in the event of a proposed sale of substantially all of the assets of the Company or in the event of a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company (such dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"), the Committee may, but shall not be obligated to:

                  (a) If the Event is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of the Event equal to the Fair Market Value as of such effective date of the Common Shares covered by the option, or

                  (b) At least ten (10) days prior to the actual effective date of an Event, declare, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to each option holder, within ten days after the Event, of cash equal to the amount (if any), for each share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option, provided that no such declaration shall be made unless Shareholder Approval and Registration shall have been completed. At the time of the declaration provided for in the immediately preceding sentence, except as otherwise set forth in paragraph 11(c), each option shall immediately become exercisable in full and each person holding an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the shares covered thereby. In the event of a declaration pursuant to this paragraph 12(b), each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 12(b) or paragraph 13. For purposes of this paragraph, "Event Proceeds" per share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the shareholders of the Company upon the occurrence of the Event.

                  13. LIMITED RIGHTS. The Committee may, in its discretion, in the circumstances set forth below, grant limited stock appreciation rights ("Limited Rights") as hereafter provided in this paragraph 13 to the holder of any option granted hereunder (the "Related Option") with respect to all or any portion of the shares covered by the Related Option. Each Limited Right shall relate to a specific Related Option and may be granted at any time either concurrently with the grant of the Related Option or (with respect to nonstatutory stock options only) at any time the Related Option is outstanding.

                  Limited Rights are rights to receive cash equal to the amount (if any) by which the Fair Market Value on the exercise date of the Common Shares covered by the Related Option exceeds the exercise price of the Related Option,

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


which rights shall be exercisable in lieu of exercising the Related Option (but only if and to the extent that the Related Option is exercisable) at any time within the thirty day period after any Change in Control, as defined in paragraph 11(b) of this Plan, regardless of whether the person holding the Limited Right is an employee on the date of exercise, so long as the optionee was an employee immediately preceding the Change in Control.

                  Notwithstanding the provisions of the immediately preceding paragraph, no Limited Rights shall be exercised within a period of six months after the date of grant of the Limited Rights and no Limited Rights shall be exercised if the Committee shall previously have made the declaration provided for in paragraph 12(b) and the Event resulting in the cancellation of all options pursuant to paragraph 12(b) shall have occurred.

                  If Limited Rights are exercised, the Related Option shall no longer be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of a Related Option, Limited Rights granted with respect thereto shall terminate to the extent of the number of shares as to which the Related Option was exercised or terminated.

                  A person entitled to exercise a Limited Right may, subject to its terms and conditions and the terms and conditions of this Plan, exercise such Limited Right in whole or in part by delivery to the Company at its principal executive office, to the attention of its Secretary, of written notice of an election to exercise such Limited Right specifying the number of shares purchasable under the Related Option with respect to which the Limited Right is being exercised. The date the Company receives the notice is the exercise date. Upon exercise of Limited Rights, the holder shall promptly be paid an amount in cash for each share with respect to which the Limited Rights are exercised equal to the amount (if any) by which the Fair Market Value on the exercise date per Common Share covered by the Related Option exceeds the option exercise price per Common Share covered by the Related Option; provided that the Company may withhold from any cash payment due upon exercise of a Limited Right a cash amount sufficient to cover any required withholding taxes.

                  A Limited Right may not be assigned and shall be transferable only if and to the extent that the Related Option is transferable.

                  14. TAX WITHHOLDING. Delivery of Common Shares upon exercise of a nonstatutory stock option shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax with respect to income arising from the exercise of the option, through a reduction of the number of Common Shares delivered to the person exercising the option or through a subsequent return to the Company of shares delivered to the person exercising the option. Unless the Committee otherwise permits, such elections are subject to the following limitations if, and to the extent, such limitations are necessary to comply with Exchange Act Rule 16b-3 or any successor provision:

                  (a) Time of election. Any such election and the related exercise by an individual who is subject to the reporting requirements of
Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (a "Section 16 Individual") may be made only during certain specified time periods, as follows:

                           (i) The election and the related exercise may be made
                  during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statements and ending on the twelfth business day following such date of public release; or

                           (ii) The  election  may be made at least six  months
                  prior to the date as of which the amount of tax to be withheld is determined;

provided, however, an election by such a person pursuant to clause (i) or (ii) may not be made within six months of the date of grant of the option being exercised unless death or disability of the individual to whom the option was granted occurs during said six month period. Notwithstanding the foregoing, a
Section 16  Individual  who tenders  previously  owned  Shares to the

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

Company in payment of the purchase price of Shares in connection with exercise of an Option may also tender previously owned Shares to the Company in satisfaction of any tax withholding obligations in connection with such Option exercise without regard to the time periods set forth above. The foregoing restrictions do not apply to any person who is not subject to the reporting requirements of Section 16.

                  (b) Committee approval; revocation. The Committee's approval of such an election by a Section 16 Individual, if given, may be granted in advance, but is subject to revocation by the Committee at any time. Once such an election is made by a Section 16 Individual, he or she may not revoke it.

                  15. TERMINATION OF EMPLOYMENT. Neither the transfer of employment of an individual to whom an option is granted between any combination of the Company, a parent corporation and a subsidiary thereof, nor a leave of absence granted to such individual and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation," respectively, in Sections 425(e) and (f) (or successor provisions) of the Code.

                  16. OTHER TERMS AND CONDITIONS. The Committee shall have the power, subject to the limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon a person holding an option any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate an employee's employment at any time.

                  17. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are nonstatutory stock options or incentive stock options under Section 422 (or successor provisions) of the Code. All Limited Rights shall be evidenced in the written option agreements or in written addenda thereto delivered to the grantees thereof promptly after any grant of Limited Rights by the Committee.

                  18. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company, (a) change the class of employees eligible to receive options or Limited Rights; (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under this Plan; (c) except as provided in paragraph 3 hereof, change the minimum purchase price for the exercise of an option; (d) increase the maximum period during which options or Limited Rights may be exercised; (e) extend the term of this Plan beyond March 31, 2005; or (f) permit the granting of options to employees who are then members of the Committee. No amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.

                  19. EFFECTIVE DATE. This Plan shall be effective upon approval thereof by the Board.

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